 Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

and

THE HOLDERS PARTY HERETO

Dated as of December 28, 2020

TABLE OF CONTENTS

Section 1.	Definitions	1

Section 2.	Initial Shelf Registration	5

Section 3.	Subsequent Shelf Registration Statements	7

Section 4.	Demand Registration	8

Section 5.	Procedures for Underwritten Offerings	9

Section 6.	Grace Periods	11

Section 7.	Piggyback Registration	12

Section 8.	Registration Procedures	13

Section 9.	Registration Expenses	18

Section 10.	Lockups	18

Section 11.	Indemnification	19

Section 12.	Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions	22

Section 13.	Transfer of Registration Rights	22

Section 14.	Further Assurances	22

Section 15.	Miscellaneous	22

Exhibit A FORM OF JOINDER		1

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of December 28, 2020 by and among Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), and the other parties signatory hereto (the “Holders”) and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to the terms of this Agreement. This Agreement replaces, and supersedes in its entirety, that certain Registration Rights Agreement, dated as of February 4, 2004, as amended on March 23, 2006 and May 30, 2006, by and among the Company and the other parties signatory thereto.

WHEREAS, in connection with the credit agreement (the “Credit Agreement”), dated as of the date hereof, entered into by and among the Company, the lenders from time to time party to the Credit Agreement, and Alter Domus (US), LLC, as Administrative Agent, the Company has agreed, upon the terms and subject to the conditions of the Credit Agreement, to issue to the Holders certain shares of Common Stock (as defined below); and

WHEREAS, in accordance with the terms of the Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

Section 1.            Definitions. In addition to the definitions set forth above, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 15(c).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of management, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act, as such definition may be amended from time to time.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

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“Board” means the Board of Directors of the Company or any authorized committee thereof.

“Bought Deal” has the meaning set forth in Section 7(a).

“Business Day” means any day, other than a Saturday or Sunday or a day on which the commercial banks in New York City are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Counsel to the Holders” means (i) with respect to the Initial Shelf Registration Statement pursuant to Section 2 or any subsequent Shelf Registration Statement pursuant to Section 3, the counsel from no more than one firm of attorneys selected by the Holders of a majority of the Registrable Securities with respect to each type of Registrable Security included in any such Registration Statement, (ii) with respect to any Demand Registration, the counsel from no more than one firm of attorneys selected by the Holders of a majority of the Registrable Securities with respect to each type of Registrable Security initially requesting such Demand Registration and (iii) with respect to any Underwritten Offering or Piggyback Offering, the counsel from no more than one firm of attorneys selected by the Majority Holders.

“Credit Agreement” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 4(a).

“Demand Registration Request” has the meaning set forth in Section 4(a).

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.

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“FINRA” has the meaning set forth in Section 9.

“Grace Period” has the meaning set forth in Section 6(a)(ii).

“Holder” or “Holders” means the parties signatory to this Agreement, other than the Company, and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant to this Agreement. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 11(c).

“Indemnifying Party” has the meaning set forth in Section 11(c).

“Initial Shelf Expiration Date” has the meaning set forth in Section 2(e).

“Initial Shelf Registration Request” has the meaning set forth in Section 2(a).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“KLIM”: Kennedy Lewis Investment Management LLC and its Affiliates and/or certain funds, accounts or clients managed, advised or sub-advised by Kennedy Lewis Investment Management LLC or its Affiliates, as the context may require.

“Lockup Holders” has the meaning set forth in Section 10(a).

“Lockup Period” has the meaning set forth in Section 10(a).

“Losses” has the meaning set forth in Section 11(a).

“Majority Holders” means, with respect to any Underwritten Offering, the holders of a majority of the Registrable Securities to be included in such Underwritten Offering held by all Holders that have made the request requiring the Company to conduct such Underwritten Offering (but not including any Holders that have exercised “piggyback” rights hereunder to be included in such Underwritten Offering).

“Opt-Out Notice” has the meaning set forth in Section 7(e).

“Participating Holder” has the meaning set forth in Section 10(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 7(a).

“Piggyback Offering” has the meaning set forth in Section 7(a).

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, collectively, as of the date hereof, all shares of Common Stock held by any Holder or by any Affiliate or Related Fund of any Holder and any additional shares of Common Stock acquired by any Holder or any Affiliate or Related Fund of any Holder and issued or issuable to any Holder or any Affiliate or Related Fund of any Holder upon the conversion, exchange or exercise of options, warrants and other securities convertible, exchangeable or exercisable (at any time or upon the occurrence of any event or contingency without regard to any vesting or other conditions to which such securities may be subject) for Common Stock, after the date hereof; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earlier to occur of: (i) a registration statement with respect to the offering of such security by the Holder shall have been declared effective under the Securities Act and such security shall have been disposed of by such Holder pursuant to such registration statement and (ii) such security has become saleable pursuant to Rule 144 (or any other similar provision then in force) promulgated under the Securities Act, without limitations on volume or manner of sale, and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1).

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Shelf Registration Statement), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is affiliated with such Person.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire reasonably adopted by the Company from time to time.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415.

“Suspension Period” has the meaning set forth in Section 8(i).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or OTC Markets Group marketplace (including, for the avoidance of doubt, OTCQX, OTCQB and the OTC Pink Market) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer” has the meaning set forth in Section 13.

“Underwritten Offering” means an offering of Registrable Securities under a Registration Statement in which the Registrable Securities are sold to an underwriter for reoffering to the public.

“Underwritten Takedown” has the meaning set forth in Section 2(h).

Section 2.            Initial Shelf Registration.

(a)         Beginning forty-five (45) days after the date the Company becomes current with its Exchange Act reporting obligations, either (i) the Holders holding a majority of the outstanding Registrable Securities, acting together, or (ii) KLIM (if it holds at least ten percent (10%) of the outstanding shares of Common Stock at such time) may request in a joint writing (the “Initial Shelf Registration Request”) that the Company effect the registration of all or part of such Holders’ applicable Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (as may be amended from time to time, the “Initial Shelf Registration Statement”). No later than forty-five (45) days after the receipt of the Initial Shelf Registration Request, the Company will file the Initial Shelf Registration Statement covering such Holders’ Registrable Securities requested to be registered pursuant to the Initial Shelf Registration Request and shall use its reasonable best efforts, subject to Section 6 hereof, to have the Initial Shelf Registration Statement declared effective by the Commission as soon as reasonably practicable after the Company files the Initial Shelf Registration Statement.

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(b)         The Initial Shelf Registration Request shall specify (i) the then-current name and address of the Holders, (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then beneficially owned by the Holders and (iv) the intended means of distribution of such Registrable Securities.

(c)         The Company shall include in the Initial Shelf Registration Statement all Registrable Securities whose inclusion has been requested as aforesaid; provided, however, that the Company shall not be required to include an amount of Registrable Securities in excess of the amount as may be permitted to be included in such Registration Statement under the rules and regulations of the Commission and the applicable interpretations thereof by the Staff of the Commission (with any Registrable Securities not permitted to be included in the Initial Shelf Registration Statement pursuant to this Section 2(c) to be allocated among the Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included, unless the Commission otherwise requires or such Holders otherwise agree).

(d)         The Initial Shelf Registration Statement shall be on Form S-1; provided, however, that, upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3 (including without limitation a Form S-3 filed as an Automatic Shelf Registration Statement), the Company shall use reasonable best efforts to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a Shelf Registration Statement on Form S-3 in substitution of the Initial Shelf Registration Statement as initially filed as soon as reasonably practicable thereafter; provided, however, that if pursuant to the rules and regulations of the Commission and the applicable interpretations by the Staff of the Commission the Company would be unable to include in such Shelf Registration Statement on Form S-3 all Registrable Securities included in the Initial Shelf Registration Statement, the Company shall not be required to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a substitute registration statement.

(e)         The Company shall use reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the date the Company (A) is eligible to register all Registrable Securities included in the Initial Shelf Registration Statement for resale by Holders on Form S-3 and (B) has filed such Registration Statement with the Commission and which is effective and (ii) the date that all Registrable Securities covered by the Initial Shelf Registration Statement shall cease to be Registrable Securities (such earlier date, the “Initial Shelf Expiration Date”).

(f)         If the Initial Shelf Registration Statement is on Form S-1, then for so long as any Registrable Securities covered by the Initial Shelf Registration Statement remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (i) the Initial Shelf Registration Statement shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (ii) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 6 of this Agreement.

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(g)        If at any time after the date hereof, the shares of Common Stock are not listed or quoted on a Trading Market, the Holders, acting together, may request that the Company use commercially reasonable efforts to cause all shares of Common Stock to be quoted on the OTC Bulletin Board, OTCQX Market, OTCQB Market or OTC Pink Market and shall thereafter use its commercially reasonable efforts to maintain such quotation, in each case, solely to the extent the Company meets the initial and continued listing criteria necessary for the Company to have the Common Stock quoted on such markets.

(h)        Upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner and subject to the conditions described in Section 5 of this Agreement, provided, that the expected aggregate proceeds from any such Underwritten Takedown are at least $10 million.

Section 3.         Subsequent Shelf Registration Statements. After the Initial Shelf Expiration Date and for so long as any Registrable Securities remain outstanding, if there is not an effective Registration Statement which includes the Registrable Securities that are currently outstanding, the Company shall (i) if the Company is eligible to register the Registrable Securities on Form S-3, promptly file a Shelf Registration Statement on Form S-3 and use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable or (ii) if the Company is not eligible at such time to register the Registrable Securities on Form S-3, promptly file a Shelf Registration Statement on Form S-1 and use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and for so long as any Registrable Securities covered by such Shelf Registration Statement on Form S-1 remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (x) such Shelf Registration shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (y) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that the Company shall not be required to include an amount of Registrable Securities in excess of the amount as may be permitted to be included in such Shelf Registration Statement under the rules and regulations of the Commission and the applicable interpretations thereof by the Staff of the Commission (with any Registrable Securities not permitted to be included in such Shelf Registration Statement pursuant to this Section 3(b) to be allocated among the Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included, unless the Commission otherwise requires or such Holders otherwise agree); provided, further, that these obligations remain subject to the Company’s rights under Section 6 of this Agreement.

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Section 4.          Demand Registration.

(a)        At any time and from time to time beginning on the date the Company is eligible to use Form S-3 for the offer and sale of the Registrable Securities, any Holder or group of Holders that hold, in the aggregate, at least ten percent (10%) of the outstanding shares of Common Stock at such time, may request in writing (“Demand Registration Request”) that the Company effect the registration of all or part of such Holder’s or Holders’ applicable Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (each, a “Demand Registration”).  The Company will file a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective, as promptly as practicable after receipt of such request; provided, however, that the Company will not be required to file a Registration Statement pursuant to this Section 4(a):

(i)         if the Demand Registration Request is made within six months following the Effective Date of the Initial Shelf Registration Statement;

(ii)       if the Registrable Securities requested to be registered are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offer and sale of the Registrable Securities requested to be registered; or

(iii)      if the number of Demand Registration Requests previously made pursuant to this Section 4(a) shall equal or exceed three (3) in any twelve (12)-month period; provided, however, that a Demand Registration Request shall not be considered made for purposes of this clause (ii) unless the requested Registration Statement has been declared effective by the Commission for more than 75% of the full amount of Registrable Securities for which registration has been requested.

(b)        A Demand Registration Request shall specify (i) the then-current name and address of such Holder or Holders, (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then beneficially owned by such Holder or Holders, and (iv) the intended means of distribution.

(c)          The Company may satisfy its obligations under Section 4(a) hereof by amending (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand Registration Request has been properly made under Section 4(b) hereof. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 4(a) hereof.

(d)         Within five (5) Business Days after receiving a Demand Registration Request, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 5(c) in the case of an Underwritten Offering, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the Company’s giving of such notice, provided, that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

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(e)         The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Section 4 continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission:

(i)        in the case of a Registration Statement other than a Shelf Registration Statement on Form S-3, until all Registrable Securities registered thereunder have been sold pursuant to such Registration Statement; and

(ii)      in the case of a Shelf Registration Statement on Form S-3, until the earlier of: (x) three (3) years following the Effective Date of such Shelf Registration Statement on Form S-3; and (y) the date that all Registrable Securities covered by such Shelf Registration Statement on Form S-3 shall cease to be Registrable Securities.

(f)          The Holder or Holders making a Demand Registration Request may, at any time prior to the Effective Date of the Registration Statement relating to such registration, revoke their request for the Company to effect the registration of all or part of such Holder’s or Holders’ Registrable Securities by providing a written notice to the Company. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, either (i) such Holder or Holders shall reimburse the Company for all of its reasonable and documented out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement, which out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested registration shall not count as one of the permitted Demand Registration Requests hereunder or (ii) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 4(a).

(g)        If a Registration Statement filed pursuant to this Section 4 is a Shelf Registration Statement, then upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering, in the manner and subject to the conditions described in Section 5 of this Agreement, provided, that the number of shares of Common Stock included in such “takedown” shall equal at least ten percent (10%) of all outstanding shares of Common Stock at such time.

Section 5.            Procedures for Underwritten Offerings. The following procedures shall govern Underwritten Offerings pursuant to Section 2(h) or Section 4(g), whether in the case of an Underwritten Takedown or otherwise.

(a)        The Majority Holders shall send a request to the Company indicating that an Underwritten Offering is being requested for Registrable Securities, and in such notice shall specify one or more investment banking firm(s) of national standing to be the managing underwriter or underwriters for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown with the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

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(b)        All Holders proposing to distribute their Registrable Securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, however, that the underwriting agreement is in customary form and reasonably acceptable to the Majority Holders and provided, further, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested).

(c)         If the managing underwriter or underwriters for an Underwritten Offering pursuant to a Demand Registration or an Underwritten Takedown advises the Holders that the total amount of Registrable Securities proposed to be included in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to such Underwritten Offering, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate any securities of the Company to be included by the Company; and second, the Company shall reduce the number of Registrable Securities to be included by Holders on a pro rata basis based on the total amount of Registrable Securities owned by the Holders requesting their Registrable Securities be included in the Underwritten Offering.

(d)        Within three (3) Business Days after receiving a request for an Underwritten Offering constituting a “takedown” from a Shelf Registration Statement, the Company shall give written notice of such request to all other Holders, including the type of Registrable Security to be included in such “takedown,” and subject to the provisions of Section 5(c) hereof, include in such Underwritten Offering all such Registrable Securities that are the subject of such “takedown” with respect to which the Company has received written requests for inclusion therein within five (5) days after the Company’s giving of such notice; provided, however, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be sold.

(e)          The Company will not be required to undertake an Underwritten Offering pursuant to Section 2(h) or Section 4(g) if the number of Underwritten Offerings previously made pursuant to Section 2(h) or Section 4(g) in the immediately preceding twelve (12)-month period shall exceed three (3); provided, however, that an Underwritten Offering shall not be considered made for purposes of this Section 5(e) if (i) the offering has resulted in the disposition by the Holders of less than 75% of the amount and type of Registrable Securities requested to be sold or (ii) the requesting Holders withdraw their request and reimburse the Company for any out of pocket expenses incurred in connection with the proposed Underwritten Offering.

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Section 6.             Grace Periods.

(a)          Notwithstanding anything to the contrary herein—

(i)       the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; provided, however, that in the event such Registration Statement relates to a Demand Registration Request or an Underwritten Offering pursuant to Section 2(h) or Section 4(g), then the Holders initiating such Demand Registration Request or such Underwritten Offering shall be entitled to withdraw the Demand Registration Request or request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 4(a)(iii) or Section 5(e) and the Company shall pay all registration expenses in connection with such registration; and

(ii)       at any time after a Registration Statement has been declared effective by the Commission and there is no duty to disclose under applicable law, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time would, in the good faith judgment of the Board, adversely affect the Company (the period of a postponement or suspension as described in clause (i) and/or a delay described in this clause (ii), a “Grace Period”).

(b)         The Company shall promptly (i) notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided, that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin and (ii) notify the Holders in writing of the date on which the Grace Period ends.

(c)         The duration of any one Grace Period shall not exceed sixty (60) days, the aggregate of all Grace Periods in total during any three hundred sixty-five (365) day period shall not exceed one hundred twenty (120) days, and the maximum number of Grace Periods that may be declared by the Company in any fiscal year shall not exceed three (3). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 6(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) of Section 6(b) and the date referred to in such notice.  In the event the Company declares a Grace Period, the period during which the Company is required to maintain the effectiveness of an Initial Shelf Registration Statement or a Registration Statement filed pursuant to a Demand Registration Request shall be extended by the number of days during which such Grace Period is in effect.

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Section 7.          Piggyback Registration.

(a)          If at any time, and from time to time, the Company proposes to—

(i)         file a registration statement under the Securities Act with respect to an underwritten offering of Common Stock of the Company or any securities convertible or exercisable into Common Stock of the Company (other than with respect to a registration statement (x) on Form S-8 (or other registration solely relating to an offering or sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit arrangement), (y) on Form S-4 that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto or (z) on another form not available for registering the Registrable Securities for sale to the public), whether or not for its own account; or

(ii)      conduct an underwritten offering constituting a “takedown” of a class of Common Stock or any securities convertible or exercisable into Common Stock registered under a Shelf Registration Statement previously filed by the Company;

the Company shall give written notice (the “Piggyback Notice”) of such proposed filing or underwritten offering to the Holders at least ten (10) Business Days before the anticipated filing date (provided, that in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), such Piggyback Notice shall be given not less than three (3) Business Days prior to the expected date of commencement of the public announcement of the transaction).  Such notice shall include the number and class of securities proposed to be registered or offered, the proposed date of filing of such registration statement or the conduct of such underwritten offering, any proposed means of distribution of such securities, any proposed managing underwriter of such securities of the same class as the Company intends to dispose of in such Underwritten Offering, and shall offer the Holders the opportunity to register such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration of the Company’s and/or holders of other of the Company’s securities, as the case may be (a “Piggyback Offering”).  Subject to Section 7(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within seven (7) Business Days after the date the Piggyback Notice is given (provided, that in the case of a Bought Deal, such written requests for inclusion must be received within two (2) Business Days after the date the Piggyback Notice is given); provided, however, that the Company will either (i) include such Registrable Securities in such underwritten offering in such registration statement or (ii) if such Registrable Securities are otherwise registered pursuant to an existing and effective Shelf Registration Statement under this Agreement, include such Registrable Securities in such underwritten offering under such Shelf Registration Statement.

(b)        The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Holders that have requested Registrable Securities of the same class to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions (provided, that no Holder shall be required to make any representations or warranties except as provided in Section 5(b)) as any securities of the Company.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the selling Holders in writing that, in its view, the total amount of securities that the Company and such Holders propose to include in such offering is such as to materially adversely affect the price, timing or distribution of the securities being offered pursuant to such underwritten offering, then the Company will include in such Piggyback Offering:  (i) first, all securities to be offered by the Company, (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders and (iii) third, up to the full amount of securities requested to be included in such Piggyback Offering by any other holders, if any, entitled to participate in such offering, such that, in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the price, timing or distribution of the securities being offered in such underwritten offering.

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(c)         If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason (x) not to register or (y) to delay the registration of the Piggyback Offering, the Company may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d)        Any Holder of Registrable Securities requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, at least three (3) Business Days prior to the anticipated Effective Date of the Registration Statement filed in connection with such Piggyback Offering (in the case that the Registration Statement requires acceleration of effectiveness), or in all other cases, two (2) Business Days prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

(e)         Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed underwritten offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

Section 8.           Registration Procedures. If and when the Company is required to effect any registration under the Securities Act as provided in this Agreement, the Company shall:

(a)         use its reasonable best efforts to prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to be declared or become effective as soon as reasonably practicable and in any event within the time periods set forth within this Agreement, and remain effective, subject to the limitations contained herein;

(b)         use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

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(c)          use its reasonable best efforts to (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and provide reasonable comment on such documents; and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act, and (B) upon reasonable advance notice to the Company and during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;

(d)       use its reasonable best efforts to notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)        use its reasonable best efforts, with respect to any offering of Registrable Securities, to furnish to each selling Holder of Registrable Securities, and the managing underwriters for such Underwritten Offering, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f)          use commercially reasonable efforts to (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

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(g)         use commercially reasonable efforts to cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h)        use its reasonable best efforts to, with respect to any Underwritten Offering, obtain and furnish to each Holder that is named as an underwriter in such Underwritten Offering and each other underwriter thereof, a signed

(i)       opinion of outside counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any, and

(ii)        “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such Holder and such underwriters, if any,

(iii)      in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

(i)          use its reasonable best efforts to notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish (at the Company’s expense) to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (the period of time in between such notification and receipt of such Prospectus, as supplemented or amended, or the Advice delivered by the Company under Section 15(c), referred to herein as the “Suspension Period”);

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(j)        use its reasonable best efforts to notify the Holders of Registrable Securities included in such Registration Statement promptly of any written comments from the Commission or any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(k)        use its reasonable best efforts to advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment and promptly use its reasonable best efforts to obtain the withdrawal of such order;

(l)          use commercially reasonable efforts to otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m)        use its reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(n)         use commercially reasonable efforts to enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities with respect to each type of Registrable Security included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification; and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any twelve (12) month period and such participation shall not unreasonably interfere with the business operations of the Company;

(o)         use reasonable best efforts to, if requested by the managing underwriter(s) or the Majority Holders in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Securities provided to the Company in writing by the managing underwriters and the Majority Holders and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

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(p)        cooperate with the Holders of Registrable Securities included in a Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such share amounts and registered in such names as the managing underwriters, or, if none, the Holders beneficially owning a majority of the Registrable Securities with respect to each type of Registrable Security being offered for sale, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(q)        use commercially reasonable efforts to cause all Registrable Securities included in a Registration Statement to be listed or quoted on a Trading Market on which similar securities issued by the Company are then listed or quoted; and

(r)          otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company may from time to time reasonably request each Holder for information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Stockholder Questionnaire, which Questionnaire shall be completed and delivered to the Company not later three (3) Business Days before such filing date.  Each Holder agrees to furnish such information to the Company and cooperate with the Company as reasonably requested by the Company to enable it to comply with all applicable requirements of the Securities Act, the Exchange Act and any applicable regulatory or self-regulatory authority in connection with its obligations under this Agreement.  Each Holder acknowledges that the Company may not name a Holder as a selling securityholder if such Holder has failed to furnish information, which in the opinion of counsel to the Company, is reasonably required to be furnished in order for the Registration Statement or Prospectus related thereto, as applicable, to comply with the applicable requirements of the Securities Act or the Exchange Act. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 8 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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Section 9.            Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees, or transfer taxes of any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading or quoted, if any, (B) with respect to compliance with applicable state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with blue sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) the reasonable fees and expenses incurred in connection with any road show for Underwritten Offerings, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company will pay the reasonable fees and disbursements of the Counsel to the Holders, including, for the avoidance of doubt, any expenses of the Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder or any Underwritten Offering.

Section 10.          Lockups.

(a)        In connection with any Underwritten Takedown or underwritten registration pursuant to a Demand Registration Request or other underwritten public offering of equity securities by the Company, to the extent requested by any underwriter(s) managing such offering, except with the written consent of such underwriter(s), no Holder who participates in such offering (a “Participating Holder”) or, if not a Participating Holder, no Holder of more than 5% of the Common Stock (together with the Participating Holders, the “Lockup Holders”) shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, for up to a ninety (90)-day period beginning on the date of the final prospectus filed in connection with such offering (as such period may be reasonably requested to be extended or waived by the underwriters, the “Lockup Period”), except as part of such offering, provided, that (1) such Lockup Period restrictions are applicable on substantially similar terms to the Company and all of its and its subsidiaries’ executive officers and directors and (2) each Lockup Holder shall receive the benefit of any shorter Lockup Period or permitted exceptions (on a pro rata basis) agreed to by the underwriter(s) managing such offering; provided, further, that such Lockup Period shall include customary carve-outs, including that a Lockup Holder may make a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate or Related Fund that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 10(a).  To the extent requested by the underwriter(s) managing such offering, each Participating Holder agrees to execute a lockup agreement in favor of the underwriter(s) managing such offering to such effect.  The provisions of this Section 10(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

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(b)        In connection with any Underwritten Offering, the Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or Form S-8 or any successor thereto or as part of any registration of securities of offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), during the Lockup Period, except as part of such offering, without the prior written consent from the Majority Holders.  To the extent requested by any underwriter managing such offering, the Company agrees to execute a lockup agreement in favor of the underwriter managing such offering to such effect.

Section 11.          Indemnification.

(a)       Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, investment manager, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein or (B) such Losses are incurred by a seller of Registrable Securities as a result of selling such Registrable Securities under a defective or outdated Prospectus during a Suspension Period after receiving actual notice of such Suspension Period from the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 11(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.

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(b)        Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (A) such untrue statements or omissions are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished in writing to the Company by such Holder expressly for use therein or (B) to the extent, and only to the extent such Losses are incurred by the Company as a result of a Holder selling such Registrable Securities under a defective or outdated Prospectus during a Suspension Period after receiving actual notice of such Suspension Period from the Company. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 11(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

(c)          Conduct of Indemnification Proceedings.

(i)         If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii)       An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel there may be reasonable defenses available to the Indemnified Party that are in addition to or different from those available to the Indemnifying Party or a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, however, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(iii)      Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 11(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 11, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d)          Contribution.

(i)        If a claim for indemnification under Section 11(a) or (b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(ii)       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Section 12.          Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until such time as when no Registrable Securities remain outstanding, the Company covenants that it will use reasonable best efforts (i) if it is subject to the reporting requirement of 13 or 15(d) of the Exchange Act, file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) if it is not subject to the reporting requirement of 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission.  Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 13.          Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee, including any Affiliate or Related Fund of any Holder; provided, that all of the following additional conditions are satisfied:  (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee or assignee executes a joinder to this Agreement substantially in the form attached as Exhibit A hereto; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned and provide the amount of any other capital stock of the Company beneficially owned by such transferee or assignee; provided, further, that (i) any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement.

Section 14.          Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 15.          Miscellaneous.

(a)         Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

22

(b)          Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities pursuant to any Registration Statement only in accordance with a method of distribution described in each Registration Statement.

(c)         Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 8(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing by the Company (the “Advice”) that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop transfer orders to its transfer agent to enforce the provisions of this paragraph.

(d)         No Inconsistent Agreements; Limitation on Subsequent Registration Rights. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement without the prior written consent of the Holders of a majority of the Registrable Securities outstanding at such time, into any agreement that is inconsistent with or grants registration rights that have parity with or are more favorable than the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities outstanding at such time, file or have declared effective a registration statement for equity securities before the Initial Shelf Registration Statement is declared effective.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities outstanding at such time, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in the Initial Shelf Registration Statement, or in any Piggyback Offering on a basis that is on parity with, or superior in any material respect to, the Piggyback Offering rights granted to the Holders pursuant to Section 7 of this Agreement.

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(e)       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding at least a majority of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself; provided, further, that no amendment, modification, supplement, or waiver that disproportionately and adversely affects, alters, or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder; provided further, that the definition of “Holders” in Section 1 and the provisions of Section 2(c) may not be amended, modified or supplemented, or waived unless in writing and signed by all the signatories to this Agreement; provided, further, that the waiver of any provision with respect to any Registration Statement or offering may be given by Holders holding at least a majority of the then outstanding Registrable Securities entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the Registrable Securities outstanding at such time to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.  No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(f)         Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery, by electronic mail or by facsimile transmission.  Such notice or communication shall be deemed given (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, (iii) if delivered personally, when so delivered, (iv) if sent by electronic mail, on the Business Day such electronic mail is transmitted (if delivered prior to 5 p.m. Jupiter, Florida time, or, if thereafter, then as of the next day), or (v) if sent by facsimile transmission, on the Business Day such facsimile is transmitted, in each case as follows:

(i)          If to the Company:

Town Sports International Holdings, Inc.
1001 US North Highway 1, Suite 602
Jupiter, Florida 33477
Attention: Patrick Walsh
Email:  pwalsh@pwpartnersllc.com

with a copy to (which shall not constitute notice):

Milbank LLP
55 Hudson Yards
New York, New York 10001
Attn: Brett Nadritch and Spencer Pepper
Email: bnadritch@milbank.com and spepper@milbank.com

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(ii)          If to the KLIM Holders:

Kennedy Lewis Investment Management LLC
111 West 33rd Street, 19th Floor
New York, New York 10001
Attn: Anthony Pasqua
Email: anthony.pasqua@klimllc.com

with a copy to (which shall not constitute notice):

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, New York 10036
Attn: Dan Fisher
Fax: (212) 872-1002
Email: dfisher@akingump.com

(iii)      If to any other Holders (or to any of them), at their addresses as they appear in the records of the Company or the records of the transfer agent or registrar, if any, for the Common Stock.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(g)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy).  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof); provided, however, that such subsequent holder of Registrable Securities shall be required to execute a joinder to this Agreement substantially in the form attached as Exhibit A hereto.  No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(h)         Execution and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

25

(i)          Delivery by Electronic Means.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means (including electronic mail), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j)          Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.  Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City.  The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts.  Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.  The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service in the manner herein provided.

(k)          Waiver of Jury Trial.  Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(K) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(l)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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(m)      Descriptive Headings; Interpretation; No Strict Construction.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”.  The use of the words “or,” “either” or “any” shall not be exclusive.  All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.  All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.  All Registrable Securities held by a Holder, its Affiliates and its related funds may be aggregated together for purposes of determining the availability of any rights under this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n)        Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(o)        Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 11 and this Section 15, shall terminate with respect to the Company and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

(p)         No Third Party Beneficiaries.  Except as provided in Section 11 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

FITNESS TSI, LLC

By:
Name:
Title:

FITNESS TSI FUND II LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

PATRICK WALSH

Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of December 28, 2020, by and among Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), and the holders party thereto (the “Registration Rights Agreement”), is made and entered into as of [               ], 202[  ] by the undersigned [                           ] (the “Assuming Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

As a condition to the acquisition of rights under the Registration Rights Agreement in accordance with the terms thereof, the Assuming Holder represents and agrees as follows:

1.          Transfer or Assignment:  The Assuming Holder has acquired certain Registrable Securities from [      ] as set forth on the signature page.

2.          Agreement to be Bound.  The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

3.          Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assigning Holder and its successors, heirs and assigns.

4.          Governing Law.  The Joinder is governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would result in the application of the laws of any law other than the law of the State of New York.

5.          Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[Signature Page Follows]

A - 1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

[ASSUMING HOLDER]

By:
Name:
Title:

Address:

Email:

Amount and type of Registrable Securities Acquired:

[Signature Page to Form of Joinder Agreement]

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

dated as of December 28, 2020,

made by

TOWN SPORTS INTERNATIONAL HOLDINGS, INC., as Borrower,

and the other Grantors referred to herein, in favor of

ALTER DOMUS (US) LLC,
as Administrative Agent

5.13	Location of Books and Chief Executive Office	20
5.14	Location of Collateral	20
5.15	Maintenance of Records	20
5.16	Disposition of Collateral	20
5.17	Liens	20
5.18	Expenses	21
5.19	Leased Premises; Collateral Held by Warehouseman, Bailee, Etc	21
5.20	Chattel Paper	21
5.21	Commercial Tort Claims	21
5.22	Letter-of-Credit Rights	21
5.23	Shareholder Agreements and Other Agreements	21
5.24	Limitations on Perfection Requirements	22

SECTION 6. REMEDIAL PROVISIONS		22
6.1	Certain Matters Relating to Receivables	22
6.2	Communications with Obligors; Grantors Remain Liable	22
6.3	Investment Property	23
6.4	Proceeds to be Turned Over to Administrative Agent	24
6.5	Application of Proceeds	24
6.6	Code and Other Remedies	25
6.7	Deficiency	25
6.8	Private Sales	25

SECTION 7. THE ADMINISTRATIVE AGENT		26
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc	26
7.2	Duty of Administrative Agent	27
7.3	Authority of Administrative Agent	27

SECTION 8. MISCELLANEOUS		28
8.1	Amendments in Writing	28
8.2	Notices	28
8.3	No Waiver by Course of Conduct; Cumulative Remedies	28
8.4	Enforcement Expenses; Indemnification	28
8.5	Successors and Assigns	29
8.6	Set Off	29
8.7	Counterparts	29
8.8	Severability	29
8.9	Section Headings	30
8.10	Integration	30
8.11	GOVERNING LAW	30
8.12	Submission to Jurisdiction; Waivers	30
8.13	Acknowledgements	30
8.14	Additional Grantors	31
8.15	Releases	31
8.16	WAIVER OF JURY TRIAL	31

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices, etc.
Schedule 5	Equipment and Inventory Locations
Schedule 6	Intellectual Property
Schedule 7	Letter of Credit Rights
Schedule 8	Commercial Tort Claims

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Pledge Supplement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of December 28, 2020, is made by each of the signatories on the signature pages hereto (together with any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”) in favor of ALTER DOMUS (US) LLC, as administrative agent and collateral agent for the Secured Parties (as defined below) (together with its successors, in such capacities, the “Administrative Agent”) under that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among TOWN SPORTS INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and the Administrative Agent.

INTRODUCTORY STATEMENTS

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit under the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligations of the Lenders to make the Loans that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS.

1.1         Definitions.

(a)       Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement. All terms defined in Articles 8 and 9 of the UCC (as defined herein) and not defined in this Agreement or in the Credit Agreement have the meaning specified therein.

(b)        The following terms shall have the following meanings:

“Agreement”: is defined in the preamble hereto.

“Books”: all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (a) ledgers or share register; (b) records indicating, summarizing, or evidencing such Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (c) computer programs and software; (d) computer discs, tapes, files, manuals, spreadsheets; (e) computer printouts and output of whatever kind; (f) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (g) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor’s books or records or with credit reporting, including with regard to any of such Grantor’s Accounts.

“Borrower”: is defined in the preamble hereto.

“Collateral”: is defined in Section 3.1.

“Collateral Account”: any collateral account established by the Administrative Agent.

“Copyright License”: any written agreement which (a) names a Grantor as licensor or licensee (including those listed on Schedule 6), or (b) grants any right under any Copyright to a Grantor, including any rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (a) all copyrights arising under the laws of the United States, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished (including those listed on Schedule 6), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the U.S. Copyright Office, and (b) the right to obtain any renewals thereof.

“Discharge of Obligations”: is defined in the Credit Agreement.

“Excluded Accounts”: means (i) any accounts used for payroll accounts, payroll taxes or employee benefits, (ii) deferred compensation accounts, (iii) escrow accounts, (iv) trust accounts and other fiduciary accounts, (iv) any zero-balance account, and (v) any account with a balance which does not exceed $100,000 individually or $250,000 in the aggregate of all such accounts at any time.

“Excluded Assets” is defined in Section 3.1.

“Excluded Equity” means, any voting stock of any direct Subsidiary of any Grantor that is a controlled foreign corporation (as defined in Section 957 of the Code but solely as a result of the ownership rules found in Section 958(a)) that is acquired or created after the Closing Date by any Loan Party (a “Post-Closing CFC”) in excess of 65% of the total combined voting power of all classes of stock of such Post-Closing CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations) solely to the extent the pledge of all of such voting stock of such Subsidiary as Collateral would reasonably be expected to result in material adverse tax consequences to any Loan Party or any of their respective Subsidiaries as determined in good faith by the Loan Parties and the Administrative Agent.

“Grantor”: is defined in the preamble hereto. “Guaranteed Obligations”: shall have the meaning assigned to such term in Section 2.1(a) “Guarantor”: is defined in Section 2.1(a).

“Investment Account”: any of a Securities Account, a Commodity Account or a Deposit Account.

“Investment Property”: the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Collateral.

“Issuer”: with respect to any Investment Property, the issuer of such Investment Property.

“Patent License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right under a Patent, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent, including any such agreements referred to on Schedule 6.

“Patents”: (a) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 6, (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Collateral”: (a) any and all Pledged Stock; (b) all other Investment Property of any Grantor; (c) all warrants, options or other rights entitling any Grantor to acquire any interest in Capital Stock or other securities of the direct or indirect Subsidiaries of such Grantor or of any other Person; (d) all Instruments; (e) all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (f) all certificates and instruments now or hereafter representing or evidencing any of the foregoing; (g) all rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (h) all cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor; provided that in no event shall Pledged Collateral include any Excluded Asset.

“Pledged Collateral Agreements”: is defined in Section 5.23.

“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”: all of the issued and outstanding shares of Capital Stock, whether certificated or uncertificated, of any Grantor’s direct Subsidiaries now or hereafter owned by any such Grantor and including the Capital Stock listed on Schedule 2 hereof (as amended or supplemented from time to time); provided, that in no event shall Pledged Stock include Excluded Equity.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from any Investment Property constituting Collateral and all collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Registered IP”: is defined in Section 4.9.

“Rights to Payment”: any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Parties”: is defined in the Credit Agreement.

“Trademark License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right to use any Trademark, any such agreement referred to on Schedule 6.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 6, and (b) the right to obtain all renewals thereof.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.2         Other Definitional Provisions. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 2. GUARANTEE.

2.1         Guarantee.

(a)        Each Grantor, including the Borrower, who has executed this Agreement as of the date hereof, together with each Subsidiary of any Grantor who accedes to this Agreement as a Grantor after the date hereof pursuant to Section 6.12 of the Credit Agreement (each a “Guarantor” and, collectively, the “Guarantors”), hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, (i) the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, including, without limitation, (A) the principal of and premium (including, for the avoidance of doubt, the Prepayment Premium and the Make-Whole Premium) and interest (including any interest accruing after the commencement by or against any Grantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, premium and fees are allowed or allowable claims in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including reimbursement obligations, fees, costs, expenses and indemnities, whether primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Administrative Agent, any Lender or any other Secured Party under the Credit Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Credit Agreement and the other Loan Documents and (iii) all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, (all the monetary and other obligations referred to in the preceding clauses (i), (ii) and (iii) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guaranty notwithstanding any extension or renewal of any Guaranteed Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows: each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Administrative Agent’s or any Secured Party’s exercise or enforcement of any remedy it or they may have against any Borrower, any other Guarantor, any other Person, or all or any portion of the Collateral.

(b)        Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)       Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)        The guarantee contained in this Section 2 shall remain in full force and effect until the Discharge of Obligations, notwithstanding that from time to time during the term of the Credit Agreement the outstanding amount of the Obligations may be zero.

(e)        No payment made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

(f)      Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law).

2.2         Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3       No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any Collateral or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, pursuant to Section 6.5.

2.4        Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all of the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5         Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the extent permitted by applicable law, each Guarantor further waives:

(a)        diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations;

(b)        any right to require any Secured Party to marshal assets in favor of the Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against the Borrower, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Obligations or to comply with any other provisions of Section 9-611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;

(c)        the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(d)        any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

(e)        any defense based upon the Administrative Agent’s or any Secured Party’s errors or omissions in the administration of the Obligations;

(f)        any rights to set-offs and counterclaims;

(g)      any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Borrower or any other obligor of the Obligations for reimbursement; and

(h)      without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to

(i)         the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower and the Guarantors for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to the Borrower, any Guarantor or any other Person, (v) any merger, acquisition, consolidation or change in structure of any Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Capital Stock of any Borrower, any Guarantor or any other Person, (vi) any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement or the other Loan Documents, including any Secured Party’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to any Secured Party.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for the Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent may deem proper; (d) any Secured Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (e) the Secured Parties may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (e), as the Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

2.6         Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation, examinership or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, examiner, intervenor or conservator of, or trustee or similar officer for, the Borrower or any such Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

2.7         Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

3.1       Grant of Security Interests. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, whether now existing or hereafter coming into existence and wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)        all Accounts;

(b)        all Chattel Paper;

(c)        all Commercial Tort Claims listed on Schedule 8 as updated from time to time;

(d)        all Deposit Accounts and all Securities Accounts;

(e)        all Documents;

(f)        all Equipment;

(g)        all Fixtures;

(h)        all General Intangibles;

(i)         all Goods;

(j)         all Instruments;

(k)        all Intellectual Property;

(l)         all Inventory;

(m)       all Investment Property;

(n)        all Letter-of-Credit Rights;

(o)        all Money;
(p)        all Books and records pertaining to the Collateral;

(q)        all other property not otherwise described above; and

(r)         to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing.

Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (A) any Excluded Accounts described in clauses (i) through (iv) of the definition thereof, (B) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under the terms and conditions of the Credit Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; and (C) any United States intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under Federal law; provided that, after such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Administrative Agent and shall be included in the Collateral and (D) assets of any Post-Closing CFC (items (A)-(D) collectively, the “Excluded Assets”).

3.2          Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

3.3          Perfection and Priority.

(a)        Financing Statements. Each Grantor authorizes the Administrative Agent (and its counsel and its agents) to file or record at any time and from time to time any financing statements and other filing or recording documents or instruments with respect to the Collateral and each Grantor shall execute and deliver to the Administrative Agent and each Grantor hereby authorizes the Administrative Agent (and its counsel and its agents) to file at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, security agreements relating to all or any part of the Collateral, assignments, fixture filings, affidavits, reports notices and all other documents and instruments, in such form and in such offices as the Administrative Agent or the Required Lenders determine appropriate to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral under and to accomplish the purposes of this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or any other similar collateral description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent (and its counsel and its agents) of any financing statement with respect to the Collateral made prior to the date hereof.

(b)       Filing of Financing Statements and Security Statements. Each Grantor shall cooperate with the Administrative Agent, from time to time, in the preparation of such completed UCC-1 financing statements for filing or recording in the appropriate filing offices as may be reasonably requested by the Administrative Agent.

(c)        Intellectual Property.

(i)          Each Grantor shall, in addition to executing and delivering this Agreement, take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in the Intellectual Property.

(ii)          At the end of each Fiscal Quarter, following the creation or other acquisition of any Intellectual Property by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office, the U.S. Patent and Trademark Office or any similar office or agency in the United States, as applicable, such Grantor shall modify this Agreement by amending Schedule 6 to include any such Intellectual Property which becomes part of the Collateral and which was not included on Schedule 6 as of the date hereof and record an amendment to this Agreement with the U.S. Copyright Office, the U.S. Patent and Trademark Office or any similar office or agency in the United States, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Required Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property.

(d)       Control. To the extent reasonably requested by the Administrative Agent, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Investment Accounts (other than Excluded Accounts), Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, including delivery of control agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(e)        Additional Subsidiaries. Subject to Section 6.12 of the Credit Agreement, in the event that any Grantor acquires rights in any Subsidiary after the date hereof, it shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 2  (the “Pledge Supplement”), together with all schedules thereto, reflecting the pledge of the Capital Stock of such new Subsidiary to the extent such Capital Stock is not excluded from the definition of Pledged Stock. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1         Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by Section 7.3 of the Credit Agreement, such Grantor owns or has valid leaseholds, in each item of the Collateral in which a Lien is granted by it free and clear of any and all Liens and to the knowledge of such Grantor other claims of others. No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record or will be filed in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. To the knowledge of such Grantor, there exist no Adverse Claims with respect to the Pledged Stock owned by such Grantor. For the avoidance of doubt, it is understood and agreed that, to the extent permitted by the Credit Agreement each Grantor may, as part of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by a Grantor.

4.2       Perfected Liens. The Liens and security interests granted to the Administrative Agent pursuant to this Agreement upon (a) completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly (if applicable) executed form) and (b) the payment of all applicable fees in connection with the actions set forth in clause (a) above, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against any creditors of any Grantor and any Persons purporting to purchase any Collateral from any Grantor, and are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens of the Administrative Agent on the Collateral (for the ratable benefit of the Secured Parties) by operation of law, and in the case of Collateral other than Pledged Collateral, Liens permitted by Section 7.3 of the Credit Agreement. To the knowledge of such Grantor, unless an Event of Default has occurred and is continuing, each Grantor has the right to remove the Fixtures in which such Grantor has an interest within the meaning of Section 9-334(f)(2) of the UCC.

4.3        Jurisdiction of Organization; Chief Executive Office and Locations of Books. On the date hereof, such Grantor’s jurisdiction of organization or incorporation, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or registered office, as the case may be, are specified on Schedule 4. All locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 4 (as may be supplemented from time to time).

4.4        Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5         Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6       Pledged Collateral. (a) All of the Pledged Stock held by such Grantor has been duly and validly issued, and is fully paid and non-assessable, subject in the case of Pledged Stock constituting partnership interests or limited liability company membership interests to future assessments required under applicable law and any applicable partnership or operating agreement, (b) such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (c) in the case of Pledged Stock of a Subsidiary of such Grantor or Pledged Collateral of such Grantor constituting Instruments issued by a Subsidiary of such Grantor, there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (d) the Pledged Stock pledged by such Grantor constitute all of the issued and outstanding shares of Capital Stock of each Issuer owned by such Grantor, and such Grantor owns no securities convertible into or exchangeable for any shares of Capital Stock of any such Issuer that do not constitute Pledged Stock hereunder, (e) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Stock pledged and charged by such Grantor have been disclosed to the Administrative Agent or the Lenders, and (f) as to each such Pledged Collateral Agreement relating to the Pledged Stock pledged and charged by such Grantor, (i) to the knowledge of such Grantor, such Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof and is in full force and effect in accordance with its terms, (ii) to the knowledge of such Grantor party thereto, there exists no material violation or material default under any such Pledged Collateral Agreement by such Grantor or the other parties thereto, and (iii) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such Pledged Collateral Agreement.

4.7         Investment Accounts.

(a)      Schedule 2 sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts in which such Grantor has an interest. Except as disclosed to the Administrative Agent or the Lenders, such Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having “control” (within the meanings of Sections 8-106 and 9- 106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

(b)      Schedule 2 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest and, except as otherwise disclosed to the Administrative Agent or the Lenders, such Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(c)       In each case to the extent requested by the Administrative Agent and to the extent the following property constitutes Collateral, such Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any Certificated Securities (as defined in Section 9-102 of the UCC); (ii) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Accounts constituting Securities Accounts, Commodity Accounts, Securities Entitlements or Uncertificated Securities (each as defined in Section 9-102 of the UCC); (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts); and (iv) deliver all Instruments to the Administrative Agent to the extent required hereunder.

4.8        Receivables. No amount payable to such Grantor under or in connection with any Receivable or other Right to Payment, in each case having a face value in excess of $100,000 individually or $250,000 in the aggregate, is evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account) or Chattel Paper which has not been delivered to the Administrative Agent.

4.9        Intellectual Property. Schedule 6 lists all registrations and applications for Intellectual Property (including registered Copyrights, Patents, Trademarks and all applications therefor) (collectively, “Registered IP”), in each case owned by such Grantor in its own name on the date hereof. Each item included in Registered IP is subsisting, and to the knowledge of the Grantors, valid and enforceable. Except as set forth in Schedule 6, on the date hereof, none of the Registered IP or other material Intellectual Property owned by the Grantors is the subject of any exclusive licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor. No holding, decision or judgment has been rendered by any Governmental Authority which limits, cancels or invalidates any Patent, Trademark or Copyright owned by any Grantor material to such Grantor’s business. Each Grantor and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is material to their respective businesses, without conflict with the rights of any other Person except as would not reasonably be expected to materially interfere with the operation of such businesses in the ordinary course. To the best knowledge of the Grantors (having undertaken all due inquiries), no Grantor has received any written communication alleging that Registered IP or any other Intellectual Property owned by the Grantor and used in connection with such Grantor’s business as currently conducted, infringes in any material respect upon any rights held by any other Person. No action, claim, litigation or proceeding regarding any of the foregoing is pending or, to the best knowledge of such Grantor, threatened or which, if adversely determined, would, limit, cancel or invalidate any Patent, Trademark or Copyright owned by the Grantor, except as would not reasonably be expected to have a Material Adverse Effect.

4.10       Instruments. (i) Such Grantor has not previously assigned any interest in any Instruments (including but not limited to the Pledged Notes) held by such Grantor (other than such interests as will be released on or before the date hereof or as otherwise expressly permitted under the Credit Agreement), and (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise).

4.11      Letter of Credit Rights. Such Grantor does not have any Letter-of-Credit Rights having a potential value in excess of $250,000 individually or $500,000 in the aggregate except as set forth in Schedule 7 or as have been notified to the Administrative Agent in accordance with Section 5.22.

4.12     Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims having a potential value in excess of $250,000 individually or $500,000 in the aggregate except as set forth in Schedule 8 or as have been notified to the Administrative Agent in accordance with Section 5.21.

4.13   Consents, Etc. NO APPROVAL, CONSENT, EXEMPTION, AUTHORIZATION OR OTHER ACTION BY, NOTICE TO, OR FILING WITH, ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON (INCLUDING, WITHOUT LIMITATION, ANY STOCKHOLDER, MEMBER OR CREDITOR OF SUCH GRANTOR), IS NECESSARY OR REQUIRED FOR (I) THE GRANT BY SUCH GRANTOR OF THE SECURITY INTEREST IN THE COLLATERAL GRANTED HEREBY OR FOR THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT BY SUCH GRANTOR, (II) THE PERFECTION OF SUCH SECURITY INTEREST (TO THE EXTENT SUCH SECURITY INTEREST CAN BE PERFECTED BY FILING UNDER THE UCC, THE GRANTING OF CONTROL (TO THE EXTENT REQUIRED UNDER SECTION 5.3), THE PERFECTION OF SECURITY INTERESTS OR BY FILING AN APPROPRIATE NOTICE WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE OR THE UNITED STATES COPYRIGHT OFFICE) OR (III) THE EXERCISE BY THE AGENT OR THE SECURED PARTIES OF THE RIGHTS AND REMEDIES PROVIDED FOR IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, AS AGAINST ANY ISSUER), EXCEPT FOR (A) THE FILING OR RECORDING OF UCC FINANCING STATEMENTS OR OTHER FILINGS UNDER THE ASSIGNMENT OF CLAIMS ACT, (B) THE FILING OF APPROPRIATE NOTICES WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE AND THE UNITED STATES COPYRIGHT OFFICE, AND (C) OBTAINING CONTROL TO PERFECT THE LIENS CREATED BY THIS AGREEMENT (TO THE EXTENT REQUIRED UNDER SECTION 5.3).

4.14     Accounts. The primary place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is the location set forth for such Grantor on Schedule 2(b) of the Perfection Certificate.

SECTION 5. COVENANTS

In addition to the covenants of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

5.1        Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper evidencing an amount in excess of $250,000 individually or $500,000 in the aggregate, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and all such property owned by any Grantor as of the Closing Date shall be delivered to the Administrative Agent on the Closing Date.

5.2         Maintenance of Insurance.

(a)        Such Grantor will maintain insurance in accordance with Section 6.6 of the Credit Agreement.

(b)       Subject to Schedule 6.10 of the Credit Agreement or as otherwise agreed by the Administrative Agent, all such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after delivery to the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as an additional insured party or loss payee.

5.3         Maintenance of Perfected Security Interest; Further Documentation.

(a)       Such Grantor shall maintain the security interests of the Administrative Agent (for the benefit of the Secured Parties) created by this Agreement as perfected security interests having at least the priority described in Section 4.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)        Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)        At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Investment Accounts (other than Excluded Accounts), Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect thereto to the extent required hereunder.

5.4         Changes in Locations, Name, Etc. Such Grantor will not, except upon 5 Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent and prompt delivery to the Administrative Agent thereafter of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 4 showing the relevant new jurisdiction of organization, location of chief executive office or sole place of business, as appropriate:

(i)        change its jurisdiction of organization, identification number from the jurisdiction of organization (if any) or the location of its chief executive office or sole place of business, as appropriate, from that referred to in Section 4.3; or

(ii)        change its name.

5.5         Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)         any Lien (other than Liens permitted under Section 7.3 of the Credit Agreement) on any of the Collateral; and

(b)        the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6         Instruments; Investment Property.

(a)       Upon the request of the Administrative Agent, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments in each case evidencing an amount in excess of $250,000 individually or $500,000 in the aggregate, and (ii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Administrative Agent shall reasonably specify.

(b)        If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer (to the extent such Capital Stock is not excluded under the definition of Pledged Stock), whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided that in no event shall this Section 5.6(b) apply to any Excluded Assets. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(c)        In the case of any Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) and (b) with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Capital Stock issued by it.

5.7         Securities Accounts; Deposit Accounts.

(a)        Subject to Section 5.3 of the Credit Agreement, with respect to any Securities Account (including any Securities Account set forth in Schedule 2 but excluding any Excluded Accounts) in which any Grantor has an interest, such Grantor shall enter into and shall cause any applicable securities intermediary maintaining such Securities Account to show on its books that the Administrative Agent is the entitlement holder with respect to such Securities Account, or cause such securities intermediary to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to such Securities Account pursuant to which such securities intermediary shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor, as requested by the Administrative Agent; and

(b)      Subject to Section 5.3 of the Credit Agreement, with respect to any Deposit Account (including any Deposit Account set forth in Schedule 2), other than Excluded Accounts, such Grantor shall enter into and shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall be granted “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.

(c)        The Administrative Agent agrees that it will only communicate “entitlement orders” or “notices of exclusive control” or similar instructions with respect to the Deposit Accounts and Securities Accounts of the Grantors upon which it has a Lien after the occurrence and during the continuance of an Event of Default.

(d)      Such Grantor shall give the Administrative Agent prompt notice of the establishment of any new Deposit Account and of any new Securities Account established by such Grantor.

5.8         Intellectual Property.

(a)        Such Grantor (either itself or through licensees) will (i) continue to use each material Registered IP and avoid unintentional abandonment of the same based on non-use,(ii) use each such material Registered IP with the appropriate notice of registration and all other notices and legends, consistent with past practices (iii) provide all reasonable assistance to the Administrative Agent to obtain a perfected security interest in other intellectual property (whether registered with the U.S. Patent and Trademark Office or any similar office or agency in the United States) that are similar to any material Registered IP as set forth in this Agreement, and (iv) not intentionally take any actions or knowingly omit (and not knowingly permit any licensee or sublicensee thereof to) to do any act whereby any such material Registered IP may become invalidated or impaired in any way.

(b)       Such Grantor (either itself or through licensees) will not do any intentionally act, or knowingly omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)        Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) intentionally do any act or knowingly omit to do any act whereby any such material Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) intentionally do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)        Such Grantor will not intentionally do any act that will cause any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)        Such Grantor will notify the Administrative Agent promptly if it knows that any application or registration relating to any material Registered IP may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any similar office or agency in the United States or in or any court or tribunal in the United States) regarding such Grantor’s ownership of, or the validity of, any material Registered IP or such Grantor’s right to register the same or to own and maintain the same.

(f)       Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the U.S. Patent and Trademark Office, or any similar office or agency in the United States such Grantor shall report (i) the initial application to and (ii) the corresponding grant, if any, of the Patent or Trademark from the U.S. Patent and Trademark Office or any similar office or agency in the United States (as applicable) to the Administrative Agent, each within 45 days after the last day of the fiscal quarter in which such filing or grant, as applicable, occurs. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the U.S. Copyright Office, such Grantor shall report the filing of the initial application to the Administrative Agent not less than 45 days after the last day of the fiscal quarter in which such filing or grant, as applicable, occurs. Upon request of the Administrative Agent, other than in respect of intent-to-use trademark or service mark applications, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)       Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in the United States, to maintain and pursue each material application (and to obtain the relevant registration as desired) and to maintain each registration of the material U.S. Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability, provided that the foregoing commitment shall not apply to any Intellectual Property that is no longer commercially valuable or is no longer used in connection with the Grantors’ business.

(h)       In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, provided that none of the Grantors shall be required to pursue any legal action or claims against any third parties.

5.9          Reserved.

5.10      Defense of Collateral. Grantors will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, any material portion of the Collateral.

5.11     Preservation of Collateral. Grantors will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the material Collateral other than any Disposition that is expressly permitted under the Credit Agreement.

5.12     Compliance with Laws, Etc. Such Grantor will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral, except where a failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

5.13      Location of Books and Chief Executive Office. Such Grantor will: (a) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 4; and (b) give at least 5 Business Days’ prior written notice to the Administrative Agent of any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor.

5.14      Location of Collateral. Such Grantor will: (a) keep the Collateral held by such Grantor at the locations set forth in Schedule 5 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (b) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, the movement of Collateral as part of such Grantor’s supply chain and in the ordinary course of such Grantor’s business, other dispositions permitted by the Loan Documents and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon prompt written notice of any removal to the Administrative Agent; and (b) give the Administrative Agent at least 5 Business Days’ prior written notice of any change in the locations set forth in Schedule 5.

5.15      Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense separate, accurate and complete Books with respect to Collateral held by such Grantor, disclosing the Administrative Agent’s security interest hereunder.

5.16      Disposition of Collateral. Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Loan Documents.

5.17       Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Liens permitted under Section 7.3 of the Credit Agreement.

5.18      Expenses. Such Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral held by such Grantor, to the extent the failure to pay any such expenses would reasonably be expected to have a Material Adverse Effect.

5.19      Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. To the extent required by the Credit Agreement, at the Administrative Agent’s written request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

5.20     Chattel Paper. Such Grantor will not create any Chattel Paper valued in excess of $250,000 without placing a legend on such Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper. Such Grantor will give the Administrative Agent immediate notice if such Grantor at any time holds or acquires an interest in any Chattel Paper, including any Electronic Chattel Paper and shall comply, in all respects, with the provisions of Section 5.1 hereof.

5.21       Commercial Tort Claims. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Commercial Tort Claim with a potential value in excess of $250,000 individually or $500,000 in the aggregate.

5.22      Letter-of-Credit Rights. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Letter-of-Credit Rights with a potential value in excess of $250,000 individually or $500,000 in the aggregate.

5.23       Shareholder Agreements and Other Agreements.

(a)      Such Grantor shall comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder, except, with respect to any such Pledged Collateral Agreement relating to any Pledged Collateral issued by a Person other than a Subsidiary of a Grantor, to the extent the failure to enforce any such rights would reasonably be expected to have a Material Adverse Effect.

(b)      Such Grantor agrees that no Pledged Stock (i) shall be dealt in or traded on any securities exchange or in any securities market, (ii) shall constitute an investment company security, or (iii) shall be held by such Grantor in a Securities Account.

(c)       Subject to the terms and conditions of the Credit Agreement, including Sections 7.3 and 7.5 thereof, such Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that would have a Material Adverse Effect.

5.24      Limitations on Perfection Requirements. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Grantor shall be obligated to take any steps to perfect any security interest in: (a) any Excluded Assets, (b) any motor vehicles, (c) Collateral to the extent not required pursuant to Section 6.12 of the Credit Agreement, (d) any Letter-of-Credit Rights unless such Letter-of-Credit Right has a value greater than $250,000 individually or in the aggregate, (e) any Commercial Tort Claim unless such Commercial Tort Claim has a value greater than of $250,000 individually or $500,000 in the aggregate, (f) any Chattel Pater unless such Chattel Paper has a value greater than $250,000 individually or $500,000 in the aggregate, or (i) Receivables of the government of the United States unless individually or in the aggregate in excess of $250,000 individually or $500,000 in the aggregate.

SECTION 6. REMEDIAL PROVISIONS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

6.1         Certain Matters Relating to Receivables.

(a)       The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account over which the Administrative Agent has control, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor.

6.2         Communications with Obligors; Grantors Remain Liable.

(a)        The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, upon prior written notice to the Borrower, communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)       Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)       Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3          Investment Property.

(a)        Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Collateral and all payments made in respect of the Pledged Notes to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property of such Grantor; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable discretion, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)       If an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right (A) to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (including the Pledged Collateral) of any or all of the Grantors and make application thereof to the Obligations in the order set forth in Section 6.5, and (B) to exchange uncertificated Pledged Collateral for certificated Pledged Collateral and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement (in each case to the extent such exchanges are permitted under the applicable Pledged Collateral Agreements or otherwise agreed upon by the Issuer of such Pledged Collateral), and (ii) any and all of such Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may, beginning on the second (2nd) Business Day after delivery of such written notice, thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of any such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)        Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral or Pledged Notes pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral or, as applicable, the Pledged Notes directly to the Administrative Agent following receipt of the notice specified in clause (i) above.

(d)        If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Administrative Agent; provided that Administrative Agent shall not have such right with respect to any Excluded Accounts.

6.4         Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account over which it maintains control, within the meaning of the UCC. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5         Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election (acting at the written direction of Required Lenders), the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2 hereof, in payment of the Obligations in accordance with Section 8.3 of the Credit Agreement.

6.6          Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may after the occurrence and during the continuance of an Event of Default, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s written request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, in accordance with the provisions of Section 6.5, only after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as is contemplated by Section 8.3 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, but only to the extent of the surplus, if any, owing to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by any of them of any rights hereunder, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7          Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

6.8          Private Sales. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to its compliance with state securities laws applicable to private sales, the Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its commercially reasonable efforts to promptly do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.8 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 7. THE ADMINISTRATIVE AGENT

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that:

7.1          Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a)       Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)       in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)     in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)     pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)     execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)        (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Agreement to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section  7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)        If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2      Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3         Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2          Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3          No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4          Enforcement Expenses; Indemnification.

(a)       Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its reasonable, documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and of counsel to each other Secured Party to the extent the Borrower would be required to do so pursuant to the Credit Agreement.

(b)       Each Guarantor agrees to indemnify, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable.

(c)       Each Guarantor agrees to indemnify, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Credit Agreement.

(d)        The agreements in this Section 8.4 shall survive the Discharge of Obligations.

8.5        Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors and assigns permitted in accordance with the Credit Agreement; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6        Set Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the Obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such other Secured Party may have.

8.7       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and/or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties hereto hereby represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents, including having the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system.

8.8         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9        Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10       Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Section 8.11 shall survive the Discharge of Obligations.

8.12       Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender;

(b)        submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court;

(c)         waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the addresses set forth in Section 8.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13      Acknowledgements. Each Grantor hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)       neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among the Grantors and any of the Secured Parties.

8.14       Additional Grantors. Each Subsidiary of a Grantor that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15      Releases.

(a)       Upon the Discharge of Obligations, the Collateral shall be deemed automatically released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, this Agreement shall terminate with respect to the Administrative Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Grantor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver such documents as such Grantor shall reasonably request to evidence such termination.

(b)        If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person that is not, and not required to become, a Grantor in a transaction expressly permitted by Section 7.5 of the Credit Agreement, (i) subject to the proviso in this clause (b) such Collateral shall be deemed automatically released from the Liens created hereby on such Collateral, and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, as applicable. At the request and sole expense of the Borrower, a Guarantor (other than the Borrower) shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Grantor resulting in such Guarantor no longer being a Subsidiary of the Borrower in a transaction permitted by Section 7.5 of the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days, or such shorter period as the Administrative Agent may agree, prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any material expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with terms and provisions of the Credit Agreement and the other Loan Documents.

8.16     WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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